Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2020

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, Va., November 5, 2020 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial") today reported financial results for the third quarter ended September 30, 2020. A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both Gladstone Commercial's quarterly financial supplement and Quarterly Report on Form 10-Q, each of which are available on the Investors section of our website at www.GladstoneCommercial.com.
Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	September 30, 2020		June 30, 2020		$ Change	% Change
Operating Data:
Total operating revenue	$33,142		$33,525		$(383)	(1.1)%
Total operating expenses	(25,254)	(1)	(25,853)	(4)	599	(2.3)%
Other expense, net	(5,044)	(2)	(6,707)		1,663	(24.8)%
Net income	$2,844		$965		$1,879	194.7%
Less: Dividends attributable to preferred stock	(2,771)		(2,688)		(83)	3.1%
Less: Dividends attributable to senior common stock	(203)		(204)		1	(0.5)%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(130)		$(1,927)		$1,797	(93.3)%
Add: Real estate depreciation and amortization	13,798		14,182		(384)	(2.7)%
Add: Impairment charge	1,184		1,721		(537)	(31.2)%
Less: Gain on sale of real estate	(1,196)		—		(1,196)	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,656		$13,976		$(320)	(2.3)%
Add: Convertible senior common distributions	203		204		(1)	(0.5)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,859		$14,180		$(321)	(2.3)%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	13,656		13,976		(320)	(2.3)%
Add: Acquisition related expenses	74		8		66	825.0%
Add: Asset retirement obligation expense	32		31		1	3.2%
Add: Bad debt write off	56		—		56	100.0%
Less: PACE financing amortization, net	(35)		—		(35)	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,783		$14,015		$(232)	(1.7)%
Add: Convertible senior common distributions	203		204		(1)	(0.5)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,986		$14,219		$(233)	(1.6)%

Share and Per Share Data:

Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.004)		(0.06)		0.056	(93.3)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39		0.41		(0.02)	(4.9)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39		0.40		(0.01)	(2.5)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40		0.41		(0.01)	(2.4)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40		0.41		(0.01)	(2.4)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	34,578,180		34,442,859		135,321	0.4%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	35,219,610		35,092,914		126,696	0.4%
Cash dividends declared per common share and Non-controlling OP Unit	$0.37545		$0.37545		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,119,542	(3)	$1,124,478	(5)	$(4,936)	(0.4)%
Total assets	$1,075,836		$1,086,051		$(10,215)	(0.9)%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$660,659		$666,883		$(6,224)	(0.9)%
Total equity and mezzanine equity	$358,562		$362,773		$(4,211)	(1.2)%
Properties owned	122	(3)	122	(5)	—	—%
Square feet owned	14,873,477	(3)	15,067,996	(5)	(194,519)	(1.3)%
Square feet leased	95.0%		95.5%		(0.5)%	(0.5)%
(1)Includes a $1.2 million impairment charge recognized on two properties during the three months ended September 30, 2020.
(2)Includes a $1.2 million gain on sale of real estate on one property sold during the three months ended September 30, 2020.
(3)Includes five properties classified as held for sale of $24.7 million and 164,795 square feet.
(4)Includes a $1.7 million impairment charge recognized on one property during the three months ended June 30, 2020.
(5)Includes two properties classified as held for sale of $18.2 million and 372,448 square feet.
Third Quarter Activity:
• Collected 99% of cash rents owed during the third quarter: We collected 99% of cash rents due during July, August and September during the COVID-19 global pandemic; (remaining 1% of cash rents were rent deferrals to be paid in full no later than March 2021);
• Acquired property: Acquired a 153,600 square foot industrial facility in Indianapolis, Indiana for $10.6 million, which is 100% leased to one tenant for 9.7 years;
• Sold property: Sold our Maple Heights, Ohio property for $11.4 million, resulting in a gain on sale of $1.2 million;
• Renewed leases: Renewed four leases totaling 617,699 square feet with remaining lease terms ranging from 5.6 to 12.0 years;
• Leased vacant space: Leased 8,032 vacant square feet in our Fridley, Minnesota property;
• Repaid debt: Repaid $4.0 million in variable rate mortgage debt with an interest rate of LIBOR plus 2.00%;
• Issued common stock under ATM program: Issued 214,537 shares for net proceeds of $4.0 million;
• Issued Series E Preferred Stock under ATM program: Issued 152,835 shares for net proceeds of $3.6 million;
• Issued Series F Preferred Stock: Issued 45,102 shares for net proceeds of $1.0 million; and
• Paid distributions: Paid monthly cash distributions for the quarter totaling $0.37545 per share on our common stock, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, and $0.2625 per share on our senior common stock.
Third Quarter 2020 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended September 30, 2020, was $14.0 million, or $0.40 per share, a 1.6% decrease when compared to the three months ended June 30, 2020. Core FFO decreased primarily due to a decrease in rental income from increased portfolio vacancy after Q2 2020 and an increase in property operating expenses from increased vacancy, partially offset by a decrease in interest expense due to a decrease in LIBOR rates on our variable rate debt.

Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended September 30, 2020 and the three months ended June 30, 2020, was $0.1 million and $1.9 million, or $(0.004) and $(0.06) per share, respectively. A reconciliation of Core FFO to net loss for the three months ended September 30, 2020 and June 30, 2020, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net loss per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Collected 100% of October cash rent: Collected 100% of October cash rent owed;
• Acquired property: Acquired a 240,714 square foot industrial facility in Montgomery, Alabama for $14.3 million, which is 100% leased to one tenant for seven years;
• Sold properties: Sold three of our Champaign, Illinois properties for $13.4 million, resulting in a gain on sale of $4.1 million;
• Repaid debt: Repaid $12.2 million of fixed rate debt, collateralized by two properties, at a weighted average interest rate of 4.79% and repaid $3.2 million of variable rate debt, collateralized by one property, at an interest rate of LIBOR plus 2.25%;
• Issued common stock under ATM program: Issued 82,407 shares for net proceeds of $1.4 million;
• Issued Series E Preferred Stock under ATM program: Issued 50,033 shares for net proceeds of $1.2 million;
• Issued Series F Preferred Stock: Issued 18,459 shares for net proceeds of $0.4 million; and
• Declared distributions: Declared monthly cash distributions for October, November and December 2020 totaling $0.37545 per share on our common stock, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, and $0.2625 per share on our senior common stock.
Comments from Gladstone Commercial’s President, Bob Cutlip: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2019 and the first nine months of 2020, and our ability to renew tenants as well as our deleveraging and capital recycling programs. We had an outstanding start to 2020, by investing $71.7 million in five industrial assets in our target markets at accretive cap rates during the first quarter, building off the momentum of the fourth quarter 2019 where we invested $62.4 million in nine industrial assets. In the current challenging climate, we acquired approximately $25.0 million in accretive industrial assets located in our target markets, and we are confident we will be able to continue to identify strong assets that will provide stable returns for our shareholders. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio as well as acquire properties in our target growth markets. We have successfully exited five non-core assets so far during 2020, recognizing a net capital gain of $5.3 million, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in further capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets. While we expect to face challenges due to the COVID-19 pandemic, we feel strongly about the depth of our tenant credit underwriting. We have collected over 99% of third quarter cash rents and 100% of October cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when operating restrictions are lifted and economic normalcy improves. We are in good standing on our Credit Facility and expect to continue to have access to the debt and equity markets, as necessary, for added liquidity. We are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by 2% annually in recent years, should be stable and rising as we continue our growth. We will continue to primarily focus on investing in our target markets with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."
Conference Call: Gladstone Commercial will hold a conference call on Friday, November 6, 2020, at 8:30 a.m. EST to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through November 13, 2020. To hear the replay, please dial (877) 660-6853 and use playback conference number 13711039. The live audio broadcast of the quarterly conference call will also be archived and available on our website, www.GladstoneCommercial.com.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through September 2020, Gladstone Commercial has paid 189 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has also paid 53 consecutive monthly cash distributions on its Series D Preferred Stock, 12 consecutive monthly cash distributions on its Series E Preferred Stock and three consecutive monthly cash distributions on its Series F Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003. Further information can be found at www.GladstoneCommercial.com.
About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. Gladstone Commercial believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by Gladstone Commercial’s operating portfolio and affect the comparability of the company’s period-over-period performance. These items include the adjustment for gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although Gladstone Commercial’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Gladstone Commercial’s presentation of FFO, as defined by NAREIT, FFO ad adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 12, 2020, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893